                                                            Exhibit 10.13

                      MARKETING AND DISTRIBUTION AGREEMENT

         This Marketing and Distribution Agreement (the "Agreement"), which shall be effective as of January 14, 1999, is between OrthoLogic Corp. and Chrysalis BioTechnology, Inc. Based on the mutual consideration between the parties recited below, the parties agree as follows:

                            I. BACKGROUND AND PARTIES

         1.1 Chrysalis. Chrysalis BioTechnology, Inc. ("CHRYSALIS") is a Texas corporation, having a principal place of business at 2200 Market, Suite 600, Galveston, TX 77550.

         1.2 OrthoLogic. OrthoLogic Corp. ("ORTHOLOGIC") is a Delaware corporation, having a principal place of business at 1275 W. Washington Street, Tempe, AZ 85281.

         1.3 The Technology. Chrysalis owns or holds comprehensive license rights relating to a technology known as the "Chrysalis Technology."

         1.4 The Definitive Agreement and the Payment. Chrysalis and OrthoLogic are parties to a definitive agreement dated as of December 31, 1997, which was amended by the Letter of Amendment dated September 23, 1998, and which addresses the transactions contemplated by this Agreement (the "Definitive Agreement").

         1.5 Rights. Pursuant to Section IV(a) of the Definitive Agreement, OrthoLogic has the right to acquire from Chrysalis certain exclusive rights for United States fracture applications.

         1.6 United States Rights for Fracture Applications. Prior to or contemporaneously with the execution of this Agreement, OrthoLogic has made the $750,000 payment contemplated by Section IV(a) of the Definitive Agreement.

         1.7 Governing Agreements. This Agreement and the Definitive Agreement describe OrthoLogic's rights and obligations with respect to such United States fracture applications.

                                 II. DEFINITIONS

         2.1 Except as otherwise defined in this Agreement, Capitalized terms used in this Agreement shall have the same meanings they have in the Definitive Agreement.

                     III. MARKETING, AND DISTRIBUTION RIGHTS

         3.1 Description of Rights. To the extent, and for the term, provided in this Agreement and in the Definitive Agreement, Chrysalis hereby grants to OrthoLogic the exclusive right to develop further, use and sell Licensed Products under the Technology Rights for fracture applications in the United States. In addition, Chrysalis hereby grants to OrthoLogic certain limited rights to make or have made Licensed Products and to assign its rights described herein, all as set forth in the Definitive Agreement.

                       IV. REPRESENTATIONS AND WARRANTIES

         4.1 Reaffirmation of OrthoLogic Representations. OrthoLogic hereby reaffirms its Representations and Warranties in the Definitive Agreement as of the date of this Agreement.

         4.2 Reaffirmation of Chrysalis Representations. Chrysalis hereby reaffirms its Representations and Warranties in the Definitive Agreement as of the date of this Agreement.

                                   V. GENERAL

         5.1 Attorneys Fees. If any litigation or arbitration is commenced between the parties hereto or their successors in interest, concerning any provisions of this Agreement, or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorney's fees and litigation costs as determined by the court or arbitrator, and not by a jury, or in a separate action brought for that purpose.

         5.2 Authorization and Signatures. By signing below, each party represents that this Agreement has been duly authorized and constitutes an agreement by which it is bound.

         5.3 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         5.4 Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either party. The Article and Section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement in any way. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereto.

         5.5 Legal and Brokerage Fees. Each party shall pay and be responsible for its legal fees, accounting fees, and related expense incurred in connection with the preparation and execution of this Agreement.

         5.6 Publicity. Each of the parties agrees that it will not make any public statements regarding this Agreement without first consulting the other party hereto in order that such public statement shall be jointly issued by the parties, except to the extent required by law, provided that in any such situation, the party seeking to make the disclosure agrees to use its best efforts to provide the other party with advance notice of any such request for disclosure as promptly as feasible in order that the other party may seek a protective order or such other appropriate remedy as the other party deems necessary.

         5.7 Continuing Cooperation. Each party to this Agreement shall be obligated hereunder to perform such other and further acts, including without limitation the execution of any documents or instruments, which are reasonable and may be necessary or convenient in carrying out the purpose and intent of this Agreement.

         5.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         5.9 Entire Agreement. This Agreement, plus the Definitive Agreement and the Confidentiality Agreement executed by the parties in December 1997 constitute the final written expression of all of the agreements between the parties with respect to the Chrysalin Technology and the Technology Rights and are a complete and exclusive statement of those terms. They supersede all understandings and negotiations concerning the matters specified herein, and shall take precedence over all inconsistent provisions in any purchase orders or any other documents unless agreed to in writing by both parties. Any oral representations, promises, warranties or statements made by either party that relate to the rights granted hereunder and differ in any way from the terms of this written Agreement, the Definitive Agreement and the Confidentiality Agreement shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the Chrysalin Technology or the Technology Rights unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         5.10 Force Majeure. Neither party shall be in default hereunder by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if such delay or failure is caused by strikes, acts of God or a public enemy, riots, fire, interference by civil or military authorities, compliance with governmental laws, rules, regulations or orders, delays in transit or delivery, inability to secure necessary governmental priorities or materials, or any fault beyond its control or without its fault or negligence.

         5.11 Indemnification and Attorney's Fees. Each of OrthoLogic and Chrysalis shall defend, indemnify and hold harmless the other and its affiliates, employees, officers, directors and agents from and against all fines, suits, proceedings, claims, demands, debts, obligations, liabilities and actions of any kind by anyone (including reasonable attorney's fees and costs) allegedly arising from or connected with (i) violations by the indemnifying party of any law, ordinance, rule or regulation of the United States or any state or city or other international or domestic governmental body, (ii) the indemnifying party's actions or omissions in furtherance of this Agreement,
(iii) any breach of a representation or warranty by or any breach or default in the performance of any obligation of the indemnifying party, or (v) any other activities or operations of the indemnifying party, its employees, officers, directors or agents.

         5.12 Notice. All notices, demands, instructions, or requests relating to this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States,
(iii) five days after posting when sent by United States registered or certified mail, with postage paid, or (iv) on the date of transmission when sent by facsimile with evidence of transmission and hard copy mailed, if directed to the person or entity to which notice is to be given at his or its address set forth in this Agreement or at any other address such person or entity has designated by notice.

         5.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         5.14 Survival. The rights and obligations of those Sections of this Agreement that by their nature survive and continue after any expiration or termination of this Agreement, shall bind the parties and their legal representatives, successors, heirs and assigns after expiration or termination.

         5.15 Waiver. The failure of either party to insist on strict performance of any term or condition hereof or to exercise any option contained herein, shall not be construed as a waiver of that party's right to enforce that term of condition in the future or any other term or condition to this Agreement in any other instance.

         5.16 Independent Entities. Chrysalis and OrthoLogic each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Chrysalis and OrthoLogic for any purpose or in any respect.

         IN WITNESS WHEREOF, OrthoLogic and Chrysalis have executed this Agreement as of the day and year first written above.

CHRYSALIS BIOTECHNOLOGY, INC.               ORTHOLOGIC CORP.

By: /s/ Darrell H. Carney                   By: /s/ Thomas R. Trotter
    ------------------------------              -------------------------------
    Darrell H. Carney, Ph.D.                    Thomas R. Trotter
    President                                   President